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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2004

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

000-23099
(Commission File Number)

DELAWARE	84-1430786
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

420 LAWNDALE DRIVE, SALT LAKE CITY, UTAH 84115
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 463-5500

Item 4. Changes in Registrant's Certifying Accountant

        Grant Thornton LLP was previously the principal accountants for Star Buffet, Inc. On January 21, 2004, that firm was dismissed as principal accountants. Mayer Hoffman McCann P.C. was engaged as principal accountants on January 22, 2004. The decision to change accountants was approved by the audit committee and the board of directors.

        In connection with the audits of the two fiscal years ended January 27, 2003, and the subsequent interim period through January 21, 2004, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

        The audit reports of Grant Thornton LLP on the consolidated financial statements of Star Buffet, Inc. and subsidiaries as of and for the 52-week periods ended January 27, 2003 and January 28, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        A letter from Grant Thornton LLP is attached as Exhibit 99.1.

Item 7. Exhibits

  99.1
  Letter from Grant Thornton LLP.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2004.

STAR BUFFET, INC.
By:	/s/ ROBERT E. WHEATON Name: Robert E. Wheaton Title: Chairman

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  Item 4. Changes in Registrant's Certifying Accountant
  Item 7. Exhibits
SIGNATURE